EDWARDS      Certified Public Accountants & Business Advisors
SAUER &      ------------------------------------------------
OWENS, P.C.  500 Warner Centre, 332 Fifth Avenue, Pittsburgh PA  15222
             Phone: 412-281-9211  Fax: 412-281-2407   A Professional Corporation
             www.esocpa.com                           Direct Dial:


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors and Stockholders
IBT Bancorp, Inc.
309 Main Street
Irwin, PA  15642

We consent to the incorporation by reference in the registration statement on Form S-8 pertaining to IBT Bancorp, Inc.'s 2000 Stock Option Plan filed June 29, 2000, of our report dated February 21, 2007, relating to the consolidated balance sheets of IBT Bancorp, Inc. as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2006, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which report is incorporated by reference in the December 31, 2006 annual report on Form 10-K of IBT Bancorp, Inc.


/s/ Edwards Sauer & Owens, P.C.

Edwards Sauer & Owens, P.C.
Pittsburgh, Pennsylvania
March 14, 2007